SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 8, 2003
                Date of Report (Date of earliest event reported)


                       TANGER FACTORY OUTLET CENTERS, INC.
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)


                 1-11986                          56-1815473
          (Commission File No.)     (I.R.S. Employer Identification No.)


                   3200 Northline Avenue, Greensboro, NC 27408
          (Address of principal executive offices, including zip code)

                                 (336) 292-3010
              (Registrant's  telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                       TANGER FACTORY OUTLET CENTERS, INC.

                                 CURRENT REPORT

                                       ON

                                    FORM 8-K


Item 5. Other Events

Tanger Factory Outlet Centers, Inc., (the "Company"), has formed a joint venture, COROC Holdings, L.L.C. ("COROC") with an affiliate of Blackstone Real Estate Advisors ("Blackstone") to acquire a portfolio of nine factory outlet centers with approximately 3.3 million square feet managed and leased by Charter Oak Partners (the "Charter Oak Properties") and owned by the Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the investment advisor. Closing on the transaction is expected to take place in December 2003.

The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. We expect to issue 2.3 million common shares with net proceeds of approximately $91.8 million and borrow an additional $16.1 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

The Company's management has considered the existing tenant base, which is the primary revenue source, occupancy rate, the competitive nature of the market and comparative rental rates. Furthermore, current and anticipated maintenance and repair costs, real estate taxes and capital improvement requirements were evaluated. Management is not aware of any material factors that would cause the reported financial information in the accompanying Statement of Revenues and Certain Operating Expenses to be misleading or not necessarily indicative of the Charter Oak Properties' future operating results.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        The financial statements, unaudited pro forma financial information and exhibits filed herewith are as set forth below

        (a) Financial Statements                                           Page

            (1) The Charter Oak Properties of The Separate Account of the
                Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the Investment Advisor

                Independent Auditors' Report                                 4

                Statements of Revenues and Certain
                Operating Expenses for the Year Ended
                December 31, 2002 and nine months ended
                September 30, 2003 (unaudited)                               5

                Notes to Statements of Revenues and Certain

                Operating Expenses                                           6

       (b)  Pro Forma Financial Information

            (1) Unaudited Pro Forma Consolidating Statements of Operations
                   for the nine months ended September 30, 2003 and         11
                   for the year ended December 31, 2002                     12

            (2) Unaudited Pro Forma Consolidating Balance Sheets
                    as of September 30, 2003                                13

            (3) Notes to Unaudited Pro Forma Consolidating
                    Financial Statements                                    14

            (4) Unaudited Pro Forma Funds from Operations                   15


     c)   Exhibits

            2.1 Purchase and Sale Agreement between COROC Holdings, L.L.C. and various entities dated October 3, 2003 *


           10.1 COROC Holdings L.L.C. Limited Liability Company Agreement dated October 3, 2003 *

           10.2  Form of Shopping Center Management  Agreement between owners
                 of  COROC  Holdings,   LLC  and  Tanger  Properties  Limited
                 Partnership *

           23.1  Consent of Deloitte & Touche LLP *

           *  Filed herewith

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Tanger Factory Outlet Centers, Inc:

We have audited the accompanying combined statement of revenues and certain operating expenses of The Charter Oak Properties of The Separate Account of the Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the Investment Advisor (collectively the "Charter Oak Properties") for the year ended December 31, 2002. This financial statement is the responsibility of the Investment Advisor. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of Tanger Factory Outlet Centers, Inc.) as described in Note 1 to the financial statement and is not intended to be a complete presentation of the Charter Oak Properties' revenues and expenses.

In our opinion, such combined financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Charter Oak Properties for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP

McLean, Virginia
December 5, 2003

           The Charter Oak Properties of The Separate Account of the
              Public Employees Retirement System of Ohio for which
                Rothschild Realty, Inc. is the Investment Advisor

              STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                                 (In thousands)

                                                           Nine Months          Year
                                                              Ended             Ended
                                                          September 30,     December 31,
                                                               2003             2002
                                                           (unaudited)

Revenues
     Base rentals                                            $37,203           $49,718
     Percentage rentals                                        1,085             1,838
     Expense reimbursements                                   13,551            18,709
     Other income                                                187               514
-------------------------------------------------------- ----------------- ----------------
          Total revenues                                      52,026            70,779
-------------------------------------------------------- ----------------- ----------------

Certain operating expenses
     Property operating                                       13,611           18,727
     General and administrative                                  487              822
-------------------------------------------------------- ----------------- ----------------
          Total certain operating expenses                    14,098           19,549
-------------------------------------------------------- ----------------- ----------------

Revenues in excess of certain operating expenses             $37,928          $51,230
-------------------------------------------------------- ----------------- ----------------


The accompanying notes are an integral part of these financial statements.

                  NOTES TO COMBINED STATEMENTS OF REVENUES AND
                           CERTAIN OPERATING EXPENSES
                                 (In thousands)

1. Organization and basis of presentation

The Combined Statement of Revenues and Certain Operating Expenses relates to the operations of The Charter Oak Properties of the Separate Account of The Public Employees Retirement System of Ohio for which Rothschild Realty, Inc. is the Investment Advisor (collectively, the "Charter Oak Properties"), a portfolio of nine factory outlet centers located across the United States with approximately
3.3 million square feet. The Charter Oak Properties are managed and leased by Charter Oak Partners and are under common ownership. The Charter Oak Properties are being acquired by COROC Holdings, Inc. ("COROC"), a joint venture formed by Tanger Properties Limited Partnership, a partnership whose majority ownership is held by Tanger Factory Outlet Centers, Inc. (the "Company"), and an affiliate of Blackstone Real Estate Advisors.

The accompanying Combined Statement of Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Regulation S-X, Rule 3-14. This statement is not representative of the actual operations for the period presented, as certain expenses, which may not be comparable to the expenses expected to be incurred by COROC in the future operation of the Charter Oak Properties, have been excluded as discussed below.

Certain Operating Expenses include advertising and promotional expenses, common area maintenance, real estate taxes, and certain other operating expenses related to the operations of the Charter Oak Properties. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest, depreciation and amortization and certain other costs have been excluded from certain operating expenses, as they are dependent upon a particular owner, purchase price or other financial arrangement. Certain other costs excluded include (in thousands):

                                       Nine Months Ended         Year Ended
                                       September 30, 2003       December 31,
                                        (unaudited)                2002
---------------------------------- ------------------------- -----------------
Management fees                             $2,043                $2,606
Legal expenses                                 ---                 1,312
---------------------------------- ------------------------- -----------------
                                            $2,043                $3,918
================================== ========================= =================

2.   Leases

The Charter Oak Properties are leased to tenants under operating leases with expiration dates extending to the year 2014. Future minimum rentals (assuming lease renewal options, where applicable, are not exercised) under noncancellable operating leases, exclusive of additional rents from reimbursement of operating expenses are approximately as follows (in thousands):




        Year Ending December 31,

                  2003                      $44,393

                  2004                       37,135

                  2005                       26,241

                  2006                       15,331

                  2007                        7,100

               Thereafter                     7,319
                                      -------------------
                                      -------------------

                                           $137,519
                                      ===================

3.   Revenue recognition

Base rentals are recognized on a straight-line basis over the lease term. Certain lease agreements contain provisions for rents which are calculated on a percentage of sales and recorded on an accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursements of real estate taxes, insurance, advertising and common area maintenance costs. Expense reimbursements are recognized in the period the applicable expenses are incurred.

4.   Use of estimates

The preparation of the Combined Statement of Revenues and Certain Operating Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period reported. Actual results may differ from those estimates.

5.   Risks and Uncertainties

The Charter Oak Properties' results of operations are significantly dependent on the overall health of the retail industry. The Charter Oak Properties' tenants are comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Charter Oak Properties. A number of merchants occupy space in the Charter Oak Properties; however, no single merchant accounts for more than 10% of the Charter Oak Properties' base rents and no one tenant occupies more than 10% of the Charter Oak Properties' total gross leasable area for either the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited).

6.   Commitments and Contingencies

The Charter Oak Properties are not presently involved in any material litigation nor, to management's knowledge, is any material litigation threatened against the Charter Oak Properties, other than routine legal matters arising in the ordinary course of business. Management believes the costs, if any, incurred by the Charter Oak Properties related to this litigation will not materially affect the operating results of the Charter Oak Properties.

7.   Interim Unaudited Financial Information

The financial statement for the nine months ended September 30, 2003 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                       TANGER FACTORY OUTLET CENTERS, INC.
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


The accompanying unaudited Pro Forma Consolidating Financial Statements have been derived from the historical statements of the Company and give effect to the proposed acquisition of the Charter Oak Properties, which is expected to close in December 2003. The unaudited Pro Forma Consolidating Statements of
Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 assume the acquisition had occurred as of January 1, 2002. The unaudited Pro forma Consolidating Balance Sheet assumes the acquisition had occurred on September 30, 2003.

The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. The Pro Forma Consolidating Financial Statements reflect our assumption that we will issue 2.3 million common shares with net proceeds of approximately $91.8 million and borrow an additional $16.1 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

The accompanying unaudited Pro Forma Consolidating Financial Statements reflect a preliminary allocation of the purchase price under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"). This allocation is subject to final adjustment following the acquisition. Included in the allocation is $76.8 million allocated to lease related intangible assets. The ultimate allocation and estimated useful lives could change upon final valuation of these lease related intangibles. The Company expects to finalize the valuation following the consummation of the transaction. Changes in the allocation of the purchase price and/or estimated useful lives from those used in the Pro Forma Consolidating Financial Statements would result in an increase or decrease in pro forma net income and related pro forma earnings per share. Further, the Pro Forma Consolidating Financial Statements reflect the consolidation of the Charter Oak Properties as if it is a Variable Interest Entity and we are the Primary Beneficiary under FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Currently, there are proposed amendments to FIN 46 that may ultimately lead us to conclude that we should account for our investment in COROC under the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock".

Certain amounts in the historical financial statements of the Company for the year ended December 31, 2002 have been reclassified to reflect the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that results of operations and gains and losses from the sale of properties to be reclassified as discontinued operations for all periods presented.

The unaudited Pro Forma Consolidating Financial Statements have been prepared by the Company's management. These pro forma statements may not be indicative of the results that would have actually occurred if the acquisition had been in effect on the dates indicated, nor do they purport to represent the results of operations for future periods. The unaudited Pro Forma Consolidating Financial Statements should be read in conjunction with the unaudited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the nine months ended September 30, 2003 (contained herein), the audited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the year ended December 31, 2002 (contained herein), the Company's unaudited financial statements and notes thereto as of September 30, 2003 and for the nine months then ended (which are contained in the Company's Form 10-Q for the period ended September 30, 2003), and the Company's audited financial statements and notes thereto as of December 31, 2002 and for the year then ended (which are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002).


              TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                      Nine Months Ended September 30, 2003
                                   (Unaudited)
                      (In thousands, except per share data)


                                                              The         Charter         Pro forma         Pro forma
                                                            Company         Oak          Adjustments      Consolidated
-----------------------------------------------------------------------------------------------------------------------
                                                               (a)         (b)
REVENUES
  Base rentals                                              $ 59,498     $ 37,203         $ (998) (c)         $ 95,703
  Percentage rentals                                           1,743        1,085                                2,828
  Expense reimbursements                                      25,305       13,551                               38,856
  Other income                                                 2,547          187                                2,734
-----------------------------------------------------------------------------------------------------------------------
       Total revenues                                         89,093       52,026           (998)              140,121
-----------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                          30,135       13,611                               43,746
  General and administrative                                   7,375          487            874 (d)             8,736
  Interest                                                    19,707            -          7,482 (e)            27,189
  Depreciation and amortization                               21,463            -         16,746 (f)            38,209
-----------------------------------------------------------------------------------------------------------------------
       Total expenses                                         78,680       14,098         25,102               117,880
-----------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
ventures, minority interest and discontinued operations       10,413       37,928        (26,100)               22,241
Equity in earnings of unconsolidated joint ventures              639                                               639
Minority interests:
Consolidated joint venture                                         -                     (19,424)(g)           (19,424)
Operating partnership                                         (2,415)                      1,881 (g)              (534)
-----------------------------------------------------------------------------------------------------------------------
Income from continuing operations                            $ 8,637     $ 37,928      $ (43,643)              $ 2,922
-----------------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
Income from continuing operations                              $ .80                                             $ .18
Weighted average shares                                        9,729                       2,300  (h)           12,029
-----------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
Income from continuing operations                              $ .79                                             $ .17
Weighted average shares                                        9,958                       2,300  (h)           12,258
-----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.


              TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2002
                                   (Unaudited)
                      (In thousands, except per share data)


                                                             The        Charter      Pro forma             Pro forma
                                                           Company        Oak       Adjustments           Consolidated
-----------------------------------------------------------------------------------------------------------------------
                                                             (i) (b)
REVENUES
  Base rentals                                              $ 75,560      $ 49,718      $ (1,330)(c)         $ 123,948
  Percentage rentals                                           3,558         1,838                               5,396
  Expense reimbursements                                      30,477        18,709                              49,186
  Other income                                                 3,303           514                               3,817
-----------------------------------------------------------------------------------------------------------------------
       Total revenues                                        112,898        70,779      $ (1,330)              182,347
-----------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                          35,898        18,727                              54,625
  General and administrative                                   9,227           822         1,165 (d)            11,214
  Interest                                                    28,460             -        10,228 (e)            38,688
  Depreciation and amortization                               28,551             -        22,328 (f)            50,879
-----------------------------------------------------------------------------------------------------------------------
       Total expenses                                        102,136        19,549        33,721               155,406
-----------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations     10,762        51,230       (35,051)               26,941
Equity in earnings of unconsolidated joint ventures              392                                               392
Minority interests:
  Consolidated joint venture                                       -                     (25,898)(g)           (25,898)
  Operating partnership                                       (2,438)                      2,513 (g)                75
-----------------------------------------------------------------------------------------------------------------------
Income from continuing operations                            $ 8,716      $ 51,230     $ (58,436)              $ 1,510
-----------------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
  Income from continuing operations                            $ .83                                            $ (.02)
  Weighted average shares                                      8,322                       2,300 (h)            10,622
-----------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
  Income from continuing operations                            $ .81                                            $ (.02)
  Weighted average shares                                      8,514                       2,300 (h)            10,814
-----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.


           TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATING BALANCE SHEET
                            As of September 30, 2003
                                   (Unaudited)
                      (In thousands)

                                                                 The           Charter                  Pro forma
                                                               Company           Oak                  Consolidated
---------------------------------------------------------------------------------------------------------------------

ASSETS                                                           (a)
  Rental Property
    Land                                                      $ 50,474        $ 70,100 (j)             $ 120,574
    Buildings, improvements and fixtures                       583,269         367,792 (j)               951,061
---------------------------------------------------------------------------------------------------------------------
                                                               633,743         437,892                 1,071,635
    Accumulated depreciation                                  (191,628)                                 (191,628)
---------------------------------------------------------------------------------------------------------------------
    Rental property, net                                       442,115         437,892                   880,007
  Cash and cash equivalents                                        209                                       209
  Deferred charges, net                                          9,398          76,817 (j)                86,215
  Other assets                                                  13,666           8,636 (k)                22,302
---------------------------------------------------------------------------------------------------------------------
      Total assets                                           $ 465,388       $ 523,345                 $ 988,733
---------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Debt
    Senior, unsecured notes                                  $ 147,509                                 $ 147,509
    Mortgages payable                                          172,552         199,617 (l)               372,169
    Lines of credit                                              7,272          16,093 (m)                23,365
---------------------------------------------------------------------------------------------------------------------
                                                               327,333         215,710                   543,043
  Construction trade payables                                    7,188                                     7,188
  Accounts payable and accrued expenses                         13,949                                    13,949
---------------------------------------------------------------------------------------------------------------------
      Total liabilities                                        348,470         215,710                   564,180
---------------------------------------------------------------------------------------------------------------------
Commitments
Minority interests:
  Consolidated joint venture                                                   215,819 (n)               215,819
  Operating partnership                                         26,202                                    26,202
---------------------------------------------------------------------------------------------------------------------
      Total minority interest                                   26,202         215,819                   242,021
---------------------------------------------------------------------------------------------------------------------

Shareholders' equity
  Common Stock                                                    105              23  (h)                   128
  Paid in capital                                             171,747          91,793  (h)               263,540
  Distributions in excess of net income                       (81,063)                                   (81,063)
  Accumulated other comprehensive loss                            (73)                                       (73)
---------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                               90,716          91,816                    182,532
---------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity          $ 465,388       $ 523,345                  $ 988,733
---------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

              Notes to Pro Forma Consolidating Financial Statements

a) As reported in the unaudited consolidated financial statements of Tanger Factory Outlet Centers, Inc. as of or for the nine months ended September 30, 2003.
b) Derived from the Combined Statements of Revenues and Certain Operating Expenses of the Charter Oak Properties (contained herein).
c) To reflect amortization of the portion of the purchase price assigned to above and below market leases in accordance with FAS 141.
d) To reflect estimated incremental personnel and overhead costs to be incurred as a result of the acquisition.
e) To reflect interest expense from (1) the assumption of debt with a face value of $187.1 million ($199.6 million fair value, 4.97% imputed interest rate) and (2) additional borrowings under existing lines of credit of $16.1 million at LIBOR plus 160 basis points (assumed to be 2.7%). A 1% increase or decrease in the LIBOR rate would equal $161,000.
f) To reflect depreciation and amortization based on an acquisition price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9), plus closing costs of $11.2 million and a market value debt premium of $12.5 million. Estimated lives used are 35 years for buildings, 4 to 24 years for site improvements, 10 years for lease in-place value, and remaining leases terms for tenant improvements and other lease related intangibles.
g)       To reflect minority interest in net income.
h) To reflect the planned issuance of 2.3 million common shares in December 2003 with net proceeds of $91.8 million as part of the funding of the acquisition of the Charter Oak properties.
i) Derived from the audited consolidated financial statements of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2002, as reclassified from that previously reported to reflect the requirements of FAS 144.
j) To reflect total acquisition costs of $514.7 million, including purchase price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9 million) plus estimated closing costs of $11.2 million and market value of debt premium of $12.5 million. In accordance with FAS 141, a portion of the acquisition costs have been allocated to deferred charges to reflect the fair value of in-place leases and other related intangibles.
k) To reflect initial escrows for insurance and real estate taxes and other working capital reserves expected to be funded at the closing of the acquisition.
l) To reflect the assumption of debt with a face value of $187.1 million and fair value of $199.6 million. m) Represents additional borrowings under existing lines of credit to be used along with the proceeds from the expected common share offering to fund the acquisition.
n) To reflect the minority interest in the consolidated joint venture which will own the Charter Oak Properties.

FUNDS FROM OPERATIONS

Funds from operations, or "FFO," represents net income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.

FFO is intended to exclude GAAP historical cost depreciation of real estate, which assumes that the value of real estate assets diminish ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts, or "REITs", many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, our employment agreements with certain members of management base bonus compensation on our FFO performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

o FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

o FFO does not reflect changes in, or cash requirements for, our working capital needs;

o Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

o FFO may reflect the impact of earnings or charges resulting from matters which may not to be indicative of our ongoing operations; and

o Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally.


The following tables represent a reconciliation of the unaudited pro forma FFO to unaudited pro forma net income for the nine months ended September 30, 2003 and the year ended December 31, 2002 after giving effect to the acquisition of the Charter Oak Properties (in thousands, except per share data):


                                                                      The       Charter      Pro forma         Pro forma
Reconciliation of Funds from Operations to Net Income:              Company       Oak       Adjustments      Consolidated
-------------------------------------------------------------------------------------------------------------------------

  For the nine months ended September 30, 2003
Funds from Operations:
  Income from continuing operations                                 $ 8,637     $ 37,928     $ (43,643)         $ 2,922
    Discontinued operations                                            (619)           -           (32)            (651)
    Minority interest in operating partnership                        2,415                     (1,881)             534
    Minority interest, depreciation and amortization
    attributable to discontinued operations                            (107)                        32              (75)
  Depreciation and amortization uniquely significant to real estate
  - consolidated                                                     21,252                     16,746           37,998
  Depreciation and amortization uniquely significant to real estate
  - unconsolidated joint ventures                                       808                                         808
  Loss/(gain) on sale of real estate                                    735                                         735
-------------------------------------------------------------------------------------------------------------------------
    Funds from operations                                          $ 33,121     $ 37,928     $ (28,778)        $ 42,271
-------------------------------------------------------------------------------------------------------------------------
    Weighted average shares                                          13,424                      2,300           15,724
-------------------------------------------------------------------------------------------------------------------------
    Funds from operations per share - diluted                        $ 2.47                                      $ 2.69
-------------------------------------------------------------------------------------------------------------------------

  For the year ended December 31, 2002
Funds from Operations:
  Income from continuing operations                                $ 8,716      $ 51,230     $ (58,436)         $ 1,510
  Discontinued operations                                            2,291                         140            2,431
  Minority interest in operating partnership                         2,438                      (2,513)             (75)
  Minority interest, depreciation and amortization
  attributable to discontinued operations                            1,273                        (140)           1,133
  Depreciation and amortization uniquely significant to real estate
  - consolidated                                                    28,257                      22,328           50,585
  Depreciation and amortization uniquely significant to real estate
  - unconsolidated joint ventures                                      422                                          422
  Loss/(gain) on sale of real estate                                (1,702)                                      (1,702)
-------------------------------------------------------------------------------------------------------------------------
    Funds from operations                                         $ 41,695      $ 51,230     $ (38,621)        $ 54,304
-------------------------------------------------------------------------------------------------------------------------
    Weighted average shares                                         12,271                       2,300           14,571
-------------------------------------------------------------------------------------------------------------------------
    Funds from operations per share - diluted                       $ 3.40                                       $ 3.73
-------------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed its behalf by the undersigned thereunto duly authorized.


                        TANGER FACTORY OUTLET CENTERS, INC.

                        By:   /s/ Frank C. Marchisello, Jr.
                              Frank C. Marchisello, Jr.
                              Executive Vice President, Chief Financial Officer



     Date: December 8, 2003